EXHIBIT 11

                    ROBERTSON-CECO CORPORATION
          COMPUTATION OF BASIC EARNINGS PER COMMON SHARE
--------------------------------------------------------------------------------
              (In thousands, except per share data)
                           (Unaudited)


                                                       Year Ended December 31
                                                --------------------------------
                                                  1997         1998        1999
                                                -------        -----     -------

                                                (Thousands)
BASIC:

   Basic income from continuing operations ....   $18,786   $   22,519   $22,750
   Loss from discontinued operations ..........      --           --       8,993
   Extraordinary Item .........................     4,568         --        --
                                                  -------   ----------   -------
   Total basic earnings .......................   $23,354   $   22,519   $31,743
                                                  =======   ==========   =======

   Average number common shares outstanding ...    16,056       16,060    16,063
                                                  =======   ==========   =======


BASIC EARNINGS PER COMMON SHARE:

   Continuing operations ......................   $  1.17   $    1.40    $  1.42
   Discontinued operations ....................      --           --         .56
   Extraordinary item .........................       .28         .28     --
                                                  -------   ---------    -------
   Basic earnings per common share ............   $  1.45   $    1.40    $  1.98
                                                  =======   ==========   =======





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




                                                                      EXHIBIT 11
                                                                     (Continued)

                           ROBERTSON-CECO CORPORATION
                    COMPUTATION OF EARNINGS PER COMMON SHARE
--------------------------------------------------------------------------------
                      (In thousands, except per share data)
                                   (Unaudited)


                                                        Year Ended December 31
                                                    ----------------------------
                                                      1997       1998      1999
                                                    -------      -----    ------

                                                    (Thousands)
DILUTED:

   Diluted income from continuing operations .....   $18,786   $22,519   $22,750
   Gain on discontinued operations ...............      --        --       8,993
   Extraordinary Item ............................     4,568      --        --
                                                     -------   -------   -------
   Total diluted earnings ........................   $23,354   $22,519   $31,743
                                                     =======   =======   =======

   Average number common shares outstanding ......    16,056    16,060    16,063
   Incremental shares to reflect dilutive
     effect of deferred compensation plan ........        35        36        23
                                                     -------   -------   -------
   Total number common shares, assuming dilution .    16,091    16,096    16,086
                                                     =======   =======   =======

DILUTED EARNINGS PER
   COMMON SHARE:

   Continuing operations .........................   $  1.17   $  1.40   $  1.42
   Discontinued operations .......................      --        --         .56
   Extraordinary item ............................       .28      --        --
                                                     -------   -------   -------
   Diluted earnings per common share .............   $  1.45   $  1.40   $  1.98
                                                     =======   =======   =======


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